UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2017

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01     Other Events.

Helios and Matheson Analytics Inc. (the “Company”) is providing an update through this Current Report on Form 8-K regarding the status of the Senior Secured Convertible Promissory Notes issued to an institutional investor (the “Investor”) on September 7, 2016 (the “September Notes”), December 2, 2016 (the “December Notes”) and February 8, 2017 (the “February Notes” and, collectively with the September Notes and the December Notes, the “Notes”).

As of the date of this Current Report, an aggregate of approximately $10,723,067 of principal and interest under the Notes has been converted into an aggregate of 2,481,361 shares of common stock, representing a blended conversion price of $4.32 per share, for which the Company has received total funding from the Investor in the amount of $9,100,000.

As of the date of this Current Report, the Company owes only $176,818 in principal amount under the Notes.

Further details are provided below.

As of January 23, 2017, all principal and interest payable under the September Notes, totaling $4,348,574.91, was converted into an aggregate of 887,707 shares of common stock. The Company has no further obligations under the September Notes. The Investor paid the Company a total of $4,000,000 in cash for the September Notes.

As of the date of this Current Report, $5,686,651 of principal and interest owed by the Company under the December Notes was converted into an aggregate of 1,421,692 shares of common stock. To date, the Investor has paid the Company a total of $5,100,000 in cash for the December Notes. The Investor is to pay an additional $900,000 to the Company under the terms of the loan documents. However, since the Investor has not yet paid that amount to the Company, the Company currently owes only $176,818 in principal amount under the December Notes, which is due to be paid on August 2, 2017.

As of the date of this Current Report, $687,841 of principal and interest owed by the Company under the February Notes (consisting of an original issue discount amount plus interest on the February Notes) was converted into a total of 171,962 shares of common stock. Since the Investor has not yet paid the Company any cash for the February Notes, the Company currently owes zero in principal amount under the February Notes. The Investor will pay the Company up to $5,000,000 in cash subject to certain terms of the loan documents. The Company will become obligated to repay an amount of principal under the February Notes equal to any cash payment made by the Investor to the Company under the terms of the loan documents.

In addition to the above information, the Company paid the Investor a total of approximately $253,407 in cash towards interest under the Notes.

As of July 12, 2017, the Company has a total of 7,071,799 shares of common stock issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2017

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Theodore Farnsworth Chief Executive Officer